   As filed with the Securities and Exchange Commission on November 29, 2001
                                                          Registration No. 333-
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          AREA BANCSHARES CORPORATION
                          ---------------------------
             (Exact name of Registrant as specified in its charter)

           KENTUCKY                                             61-0902343
-------------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)

                230 FREDERICA STREET, OWENSBORO, KENTUCKY 42301
-------------------------------------------------------------------------------
             (Address of principal executive offices and zip code)


    AREA BANCSHARES CORPORATION 2000 STOCK OPTION AND EQUITY INCENTIVE PLAN

                            (Full Title of the Plan)


                            KATHRYN L. KNUDSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6952
-------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                    Copy to:
                           TIMOTHY O. SHELBURNE, ESQ.
                          AREA BANCSHARES CORPORATION
                              230 FREDERICA STREET
                           OWENSBORO, KENTUCKY 42301
                                 (502) 688-7750


                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

Title of                                         Proposed Maximum       Proposed Maximum
Securities              Amount                   Offering               Aggregate               Amount of
to be Registered        to be Registered         Price Per Share        Offering Price          Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock,
no par value            250,000(1)               $18.68 (2)             $4,670,000(3)           $1,116
----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for November 27, 2001.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 000-26032);

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 000-26032);

         (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 000-26032);

         (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No. 000-26032);

         (5) The Registrant's Report on Form 8-K dated January 26, 2001 (File No. 000-26032);

         (6) The Registrant's Report on Form 8-K dated June 14, 2001 (File No. 000-26032);

         (7) The Registrant's Report on Form 8-K dated July 23, 2001 (File No. 000-26032);

         (8) The Registrant's Report on Form 8-K dated July 24, 2001 (File No. 000-26032);

         (9) The Registrant's Report on Form 8-K dated August 21, 2001 (File No. 000-26032);

         (10) The Registrant's Report on Form 8-K dated October 30, 2001 (File No. 000-26032);

         (11) The Registrant's Report on Form 8-K dated November 14, 2001 (File No. 000-26032); and

         (12) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-A1 as filed with the Securities and Exchange Commission on June 30, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-26032); and

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF THE SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Timothy O. Shelburne, Esq., Registrant's general counsel, has rendered an opinion regarding the legality of the shares of common stock registered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant's Articles of Incorporation state that the Registrant will indemnify its officers and directors as provided by Section 271B.8-510 of the Kentucky Act. Section 271B.8-510, as currently in effect, provides that a corporation may indemnify its officers and directors against reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit or proceeding to which they were made a party by reason of the fact that they are or were officers or directors of the corporation, if he or she acted, while in an official capacity, in a manner he or she believed in good faith to be in the best interests of Registrant or, if acting in any other capacity, in a manner he or she believed in good faith to be not opposed to the best interests of Registrant or, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

         The Kentucky Act provides that a corporation shall indemnify an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was an officer or director of the corporation against reasonable expenses incurred in connection with the proceeding.

         Registrant can also provide for greater indemnification than that set forth in the articles of incorporation if it chooses to do so. Registrant may not, however, indemnify a director for liability arising out of circumstances that constitute exceptions to limitation of a director's liability for monetary damages.

         Registrant may purchase and maintain insurance on behalf of any officer or director against any liability asserted against or incurred by him or her in his or her capacity as an officer or director, whether or not Registrant would have had the power to indemnify him or her against liability.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


Exhibit
   No.                                                       Description

4.1               Articles of Incorporation, as amended through September 30, 1997, of the Registrant.(1)

4.2               Bylaws of the Registrant.(2)

5.1               Opinion of Timothy O. Shelburne, Esq. with respect to the securities being registered, including consent.

23.1              Consent of counsel (included in Exhibit 5.1).

23.2              Consent of KPMG LLP, dated November 28, 2001.

24.1              Power of Attorney (provided with the signature page for this Form S-8).

99.1              Area Bancshares Corporation 2000 Stock Option and Equity Incentive Plan.(3)

99.2              Form of Incentive Stock Option Award for the Area Bancshares Corporation 2000 Stock Option and Equity
                  Incentive Plan(4)

99.3              Form of Non-Qualified Stock Option Award for the Area Bancshares Corporation 2000 Stock Option and Equity
                  Incentive Plan(5)

99.4              Form of Restricted Stock Award for the Area Bancshares Corporation 2000 Stock Option and Equity Incentive
                  Plan(6)

---------

(1) Exhibit is incorporated herein by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-8 as filed with the Securities and Exchange Commission on October 16, 1997.
(2) Exhibit is incorporated herein by reference to Exhibit 3.2 to the Registrant's Report on Form 10-A1 as filed with the Securities and Exchange Commission on June 30, 1995 (Reg. No. 000-26032).
(3) Exhibit is incorporated herein by reference to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 4, 2000.
(4) Exhibit is incorporated herein by reference to Exhibit 10.18 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 000-26032).
(5) Exhibit is incorporated herein by reference to Exhibit 10.19 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 000-26032).
(6) Exhibit is incorporated herein by reference to Exhibit 10.20 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 000-26032).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owensboro, Commonwealth of Kentucky, on this the 29th day of November, 2001.


                                             AREA BANCSHARES CORPORATION


                                             By:    /s/ Thomas R. Brumley
                                                -------------------------------
                                                Thomas R. Brumley
                                                Chief Executive Officer

         KNOW TO ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Brumley and C. M. Gatton, and each of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him, in his name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments and any Registration Statement filed pursuant to Rule 462(b) of the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


SIGNATURE                                                TITLE                                          DATE
---------                                                -----                                          ----


----------------------------------------    Director
Anthony G. Bittel


 /s/ Samual A. B. Boone                     Director                                            November 29, 2001
----------------------------------------
Samuel A. B. Boone

SIGNATURE                                                TITLE                                          DATE
---------                                                -----                                          ----

 /s/ Thomas R. Brumley                      President, Chief Executive Officer and              November 29, 2001
----------------------------------------    Director (principal executive officer)
Thomas R. Brumley


 /s/ Cecile W. Garmon                       Director                                            November 29, 2001
----------------------------------------
Cecile W. Garmon


 /s/ C. M. Gatton                           Chairman of the Board of Directors                  November 29, 2001
----------------------------------------
C. M. Gatton


 /s/ Gary H. Latham                         Director                                            November 29, 2001
----------------------------------------
Gary H. Latham


 /s/ Raymond McKinney                       Vice Chairman of the Board of                       November 29, 2001
----------------------------------------    Directors
Raymond McKinney


 /s/ Allan R. Rhodes                        Director                                            November 29, 2001
----------------------------------------
Allan R. Rhodes


 /s/ Jim R. Shelby                          Director                                            November 29, 2001
----------------------------------------
Jim R. Shelby


 /s/ David W. Smith, Jr.                    Director                                            November 29, 2001
----------------------------------------
David W. Smith, Jr.


 /s/ Thomas N. Thompson                     Director                                            November 29, 2001
----------------------------------------
Thomas N. Thompson


 /s/ Don Vitale                             Director                                            November 29, 2001
----------------------------------------
Don Vitale

SIGNATURE                                                TITLE                                          DATE
---------                                                -----                                          ----

 /s/ Pollard White                          Director                                            November 29, 2001
----------------------------------------
Pollard White


/s/ Edward J. Vega                          Senior Vice President, Chief                        November 29, 2001
----------------------------------------    Financial Officer (principal financial officer)
Edward J. Vega


/s/ Gary R. White                           Vice President and Controller                       November 29, 2001
----------------------------------------    (principal accounting officer)
Gary R. White

                                 EXHIBIT INDEX


Exhibit                                        Description
  No.
------

  5.1            Opinion of Timothy O. Shelburne, Esq. with respect to the securities being registered, including consent.

 23.1            Consent of counsel (included in Exhibit 5.1).

 23.2            Consent of KPMG LLP, dated November 28, 2001.